SCHEDULE E

                       Hambrecht Small Cap Technology Fund


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                                                                        INSTITUTIONAL SHARES
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
Hambrecht Small Cap Technology Fund                                              X
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


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                                                                       EXHIBIT K

                       HAMBRECHT SMALL CAP TECHNOLOGY FUND

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares


1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee. Institutional Shares may be subject to shareholder servicing fees (as described in the prospectus and shareholder services plan).

2.           ELIGIBILITY OF PURCHASERS

             Institutional Shares are available to certain individual investors and institutional investors investing for their own or their customers' accounts and may require a minimum initial investment (as described in the prospectus).

3.           EXCHANGE PRIVILEGES

             Institutional Shares do not currently have an exchange privilege.

4.           VOTING RIGHTS

             Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Institutional Shares do not have a conversion feature.